EXHIBIT 23(a)



                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors
Ronson Corporation:

We consent to incorporation by reference in the Registration Statements (No. 2-87783, No. 33-13696, No. 33-25240 and No. 33-21042) on Forms S-8, S-2, S-8 and
S-2, respectively, of Ronson Corporation of our report, dated February 27, 2001, relating to the consolidated balance sheets, statements of operations, changes in stockholders' equity and cash flows of Ronson Corporation and subsidiaries for the year ended December 31, 2000, which report appears in the December 31, 2000, annual report on Form 10-KSB of Ronson Corporation.



DEMETRIUS & COMPANY, L.L.C.


Wayne, New Jersey
March 9, 2001